Execution Copy









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                                SCI SYSTEMS, INC.

                   3% Convertible Subordinated Notes Due 2007


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                          SUPPLEMENTAL INDENTURE NO. 1
          TO THE SUBORDINATED INDENTURE DATED AS OF THE DATE HEREOF AND
                           BETWEEN THE PARTIES HERETO

                           Dated as of March 15, 2000


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                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION

                                     TRUSTEE


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
                                SCI Systems, Inc.
                   3% Convertible Subordinated Notes Due 2007



                          SUPPLEMENTAL INDENTURE NO. 1

                  SUPPLEMENTAL INDENTURE No. 1 (the "Supplemental Indenture"), dated as of March 15, 2000, between SCI Systems, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and Bank One Trust Company, National Association, a national banking association duly organized and existing under the federal laws of the United States, as Trustee (the "Trustee").

                                    RECITALS

                  The Company and the Trustee have heretofore executed a Subordinated Indenture (the "Base Indenture" and, together with this Supplemental Indenture, the "Indenture"), dated as of March 15, 2000, providing for the issuance from time to time of series of the Company's Securities to be issued in one or more series as therein provided.

                  Sections 201 and 301 of the Base Indenture provide for various matters with respect to any series of Securities issued under the Base Indenture to be established in an indenture supplemental to the Base Indenture.

                  Section 901 of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as provided by Sections 201 and 301 of the Base Indenture.

                  For and in consideration of the premises and the issuance of the Notes provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Notes, as follows:

                                   Article 1

                     RELATION TO BASE INDENTURE; DEFINITIONS

                  Section 1.1. Relation to Base Indenture. This Supplemental Indenture constitutes an integral part of the Indenture. In the event of inconsistencies between the Base Indenture and this Supplemental Indenture, the terms hereof shall govern.

                  Section 1.2. Certain Definitions. For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) capitalized terms used herein without definition have the meanings specified in the Base Indenture;

                  (2) all other terms used herein without definition which are defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein;

                  (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America;

                  (4) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Supplemental Indenture;

                  (5) the words "herein", "hereof', "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (6) the following terms have the meanings assigned to them in this Article and include the plural as well as the singular:

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by agreement or otherwise.

                  "Board of Directors" means, with respect to any Person, either the board of directors of such Person or any duly authorized committee thereof.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the secretary or an assistant secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, partnership interests, participation rights in or other equivalents (however designated) of such Person's equity (however designated) whether now outstanding or issued after the date of this Indenture.

                  "Change of Control" means any event where: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors of the Company, (ii) the Company consolidates with or merges into any other Person, or any other Person merges into the Company, and, in the case of any such transaction, the outstanding Common Stock is reclassified into or exchanged for any other property or securities, unless the stockholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the then outstanding voting securities entitled to vote generally in elections of directors of the corporation resulting from such transaction in substantially the same respective proportions as their ownership of the Voting Stock immediately before such transaction, (iii) the Company and its Subsidiaries, taken as a whole, sell, assign, convey, transfer or lease all or substantially all the assets of the Company or of the Company and its Subsidiaries, taken as a whole, as applicable, (other than to one or more wholly-owned Subsidiaries of the Company) or (iv) any time the Continuing Directors do not constitute a majority of the Board of Directors of the Company (or, if applicable, a successor corporation to the Company); provided, however, that (a) a Change of Control under clause (i), (ii) or (iii) above shall not be deemed to have occurred if the Daily Market Price per share of Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control (in the case of a Change of Control under clause (i) above) or the period of 10 consecutive Trading Days ending immediately before the Change of Control (in the case of a Change of Control under clause (ii) or (iii) above) shall equal or exceed 105% of the Conversion Price of the Notes in effect on the date of such Change of Control or the public announcement of such Change of Control, as applicable, or (b) a Change of Control under clause (i),
(ii) or (iii) above shall not be deemed to have occurred if at least 90% of the consideration in the Change of Control transaction consists of shares of capital stock traded on a U.S. national securities exchange or quoted on the NASDAQ National Market (the "NNM") or other established automated over-the-counter trading market in the United States, and as a result of such transaction, the Notes become convertible solely into such capital stock.

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

                  "Common Stock" means the Company's common stock, $0.10 par value per share.

                  "Company" means the Person named as the "Company" in the first paragraph of this Supplemental Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

                  "Daily Market Price" means the price of a share of Common Stock on the relevant date, determined (a) on the basis of the last reported sale price regular way of the Common Stock as reported on the New York Stock Exchange (the "NYSE"), or if the Common Stock is not then listed on the NYSE, as reported on the principal national securities exchange upon which the Common Stock is listed, or (b) if there is no such reported sale on the day in question, on the basis of the average of the closing bid and asked quotations regular way as so reported, or (c) if the Common Stock is not listed on the NYSE or on any national securities exchange, on the basis of the average of the high bid and low asked quotations regular way on the day in question in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or if not so quoted, as reported by National Quotation Bureau, Incorporated, or a similar organization.

                  "Designated Event" means the occurrence of a Change of Control or a Termination of Trading.

                  "Holder" of a Note means the Person in whose name a Note is registered in the Security Register.

                  "Issuance Date" means March 15, 2000.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Officers' Certificate" means a certificate signed on behalf of the Company by two officers of the Company, one of whom must be principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements set forth in Section 102 of the Base Indenture.

                  "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee. Each such opinion shall include the statements provided for in TIA Section 314(e) to the extent applicable.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Subsidiary" of a Person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "Termination of Trading" means an event where the Common Stock (or other securities into which the Notes are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on the NNM or other established automated over-the-counter trading market in the United States.

                  "Trading Day" means (A) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business, (B) if the applicable security is quoted on the NNM, a day on which trades may be made thereon or (C) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or execute order to close.

                  "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

                  "Trust Officer" means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other authorized officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, and who shall have direct responsibility for the administration of this Indenture or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

                  Section 1.3.      Other Definitions.

                                                                   Defined in
                  Term                                               Section

                  Base Indenture..................................Recitals
                  Commencement Date...............................4.4
                  Conversion Date.................................5.6
                  Conversion Price................................5.6
                  Conversion Shares...............................5.8
                  Current Market Price............................5.8
                  Default.........................................Base Indenture
                  Designated Event Offer..........................4.3
                  Designated Event Payment........................4.3
                  Designated Event Payment Date...................4.4
                  Depository......................................Base Indenture
                  Distribution Date...............................5.6
                  Distribution Record Date........................5.6
                  Event of Default................................Base Indenture
                  Excess Payment .................................5.6
                  Global Securities...............................Base Indenture
                  Indenture.......................................Recitals
                  Interest Payment Date...........................Base Indenture
                  Notes...........................................2.1
                  Purchase Date...................................5.6
                  Paying Agent....................................2.4
                  Registrar.......................................2.4
                  Regular Record Date.............................Base Indenture
                  Rights..........................................5.6
                  Security Register...............................Base Indenture
                  Senior Indebtedness.............................Base Indenture
                  Supplemental Indenture..........................Recitals
                  Tender Period...................................4.4
                  TIA.............................................Base Indenture
                  Voting Stock....................................Base Indenture


                                    Article 2

                                    THE NOTES

                  Section 2.1. Title of the Securities. There shall be a series of Securities designated the "3% Convertible Subordinated Notes due 2007" (the "Notes").

                  Section 2.2. Limitation on Aggregate Principal Amount of the Notes. The aggregate principal amount of the Notes shall be limited to $575,000,000.

                  Section 2.3. Form, Dating and Denomination of the Notes. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. The Notes shall be dated the date of their authentication. The Notes shall be issued in book-entry form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000.

                  Section 2.4. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Notes may be presented for purchase or payment ("Paying Agent") and an office or agency where Notes may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent. The term Conversion Agent includes any additional conversion agent. The Registrar shall be a "Securities Registrar" under the Base Indenture and the Paying Agent shall be a "Paying Agent" under the Base Indenture.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (provided, however, that a separate agreement shall not be necessary in the case of the Trustee serving in any such capacity). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation from the Company therefor.

                  The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Notes, and the Trustee accepts such appointment. In acquiring such appointments, the Trustee shall, to the extent serving in any such capacity, be entitled to each of the immunities, benefits, indemnifications and rights of reimbursement provided to it under the Indenture as Trustee.

                  Section 2.5. Paying Agent to Hold Money and Notes in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Note, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or Common Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders of the Notes or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Notes and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or Common Stock.

                                    Article 3

                                    INTEREST

                  Section 3.1. Payment of Interest. Interest shall accrue on the Notes at a rate of 3% per annum from March 15, 2000. The Interest Payment Dates in respect of the Notes shall be March 15 and September 15 of each year, commencing September 15, 2000. The Regular Record Dates in respect of such Interest Payment Dates shall be March 1 and September 1 of each year, respectively, commencing September 1, 2000. The Depository for the Notes shall be the Depositary Trust Company and so long as the Notes are Global Securities, the interest payable on the Notes will be paid to Cede & Co., the nominee of the Depository, or its registered assigns as the registered owner of such Global Securities. Subject to the provisions of Section 308 of the Base Indenture, each Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, or in substitution for, any other Note, shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

                  Section 3.2. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any principal of or premium, if any, or interest on the Notes is not paid when due, then except to the extent permitted by law, such overdue principal, premium, if any and interest shall bear interest until paid at the rate of interest set forth in Section 3.1, compounded semi-annually.

                                    Article 4

                                   REDEMPTION

                  Section 4.1. Optional Redemption. The Company may redeem all or any portion of the Notes, at the times, upon the terms and at the redemption prices set forth in each of the Notes. Any redemption pursuant to this Section
4.1 shall be made pursuant to the provisions of Article Eleven of the Base Indenture.

                  Section 4.2. Selection of Notes to be Redeemed. If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed by a method that complies with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee considers fair and appropriate. The Trustee shall make the selection not more than 60 days and not less than 30 days before the redemption date from Notes outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of them it selects shall be in principal amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be called for redemption.

                  If any Note selected for partial redemption is converted in part after such selection, the converted portion of such Note shall be deemed (so far as may be) to be the portion to be selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is converted in whole or in part before the mailing of the notice of redemption. Upon any redemption of less than all the Notes, the Company and the Trustee may treat as outstanding any Notes surrendered for conversion during the period 15 days next preceding the mailing of a notice of redemption and need not treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.

                  Section 4.3. Designated Event Offer. Upon the occurrence of a Designated Event, each Holder of Notes shall have the right, in accordance with this Section 4.3 and Section 4.4 hereof, to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the terms of an offer made as provided in
Section 4.4 (the "Designated Event Offer") at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the Designated Event Payment Date (the "Designated Event Payment").

                  Section 4.4. Designated Event Procedures. In the event that, pursuant to Section 4.3 hereof, the Company shall commence a Designated Event Offer, the Company shall follow the procedures in this Section 4.4.

                  The Designated Event Offer shall remain open for a period specified by the Company which shall be no less than 30 days and no more than 60 days from and including the date of the mailing of notice provided for below (the "Commencement Date"), except to the extent that a longer period is required by applicable law (the "Tender Period"). On the day (the "Designated Event Payment Date") immediately following the last day of the Tender Period, the Company shall purchase the principal amount of Notes duly surrendered for repurchase and not withdrawn.

                  If a Designated Event Payment Date is after a Regular Record Date and before the related Interest Payment Date, accrued interest to the related Interest Payment Date will be paid to the Persons in whose names the Notes (or one or more predecessor Notes) are registered at the close of business on such Regular Record Date, notwithstanding the repurchase of any such Notes on such Designated Event Payment Date, and no additional interest will be payable to Holders who tender Notes for purchase on such Designated Event Payment Date.

                  The Company shall provide the Trustee with written notice of the Designated Event Offer on any of the Notes not prior to 90 days and prior to 60 days preceding the Designated Event Payment Date, and upon receipt of such notice the Trustee shall notify the Depository of such Designated Event Payment Date pursuant to the requirements of the Letter of Representations among the Company, the Trustee and the Depository.

                  Within 30 days following any Designated Event, unless the Company is entitled to and has previously elected to redeem all of the outstanding Notes at its option and has previously given Holders notice of its intention to redeem all of the outstanding Notes in accordance with Section 4.1 of this Indenture, the Company or the Trustee (at the request and expense of the Company) shall send, by first class mail, a notice to each of the Holders, which shall govern the terms of the Designated Event Offer and shall state:

                  (a)      that  the  Designated  Event  Offer  is  being   made
         pursuant to this Section 4.4 and that all Notes validly tendered will be accepted for payment;

                  (b) the purchase price (as determined in accordance with Section 4.4 hereof), the length of time the Designated Event Offer will remain open and the Designated Event Payment Date;

                  (c) that any Note or portion thereof not validly tendered or accepted for payment will continue to accrue interest and will continue to have conversion rights;

                  (d) that, unless the Company defaults in the payment of the Designated Event Payment, any Note or portion thereof accepted for payment pursuant to the Designated Event Offer shall cease to accrue interest from and after the Designated Event Payment Date and will cease to have conversion rights after the Designated Event Payment Date;

                  (e) that Holders electing to have a Note or portion thereof purchased pursuant to any Designated Event Offer will be required to surrender the Note, with the form entitled "Option of Holder To Elect Purchase", that is set forth in Exhibit A hereto, on the reverse of the Note completed, to a Paying Agent at the address specified in the notice (which shall include an address in the Borough of Manhattan, The City of New York) prior to the close of business on the third Business Day preceding the Designated Event Payment Date;

                  (f) that Holders will be entitled to withdraw their election if a Paying Agent receives, not later than the close of business on the second Business Day preceding the Designated Event Payment Date, a letter or facsimile transmission setting forth the name of the Holder, the principal amount of the Notes or portion thereof delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes or portions thereof purchased; and

                  (g)      that Holders  whose  Notes  are being  purchased only
         in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

                  In addition, the notice shall contain all instructions, other information and materials that the Company shall reasonably deem necessary to enable such Holders to tender Notes pursuant to the Designated Event Offer or to withdraw tendered Notes. If the Company is not required to mail such notice because, as provided above, it has previously given notice of its intention to redeem the Notes in whole but the Company thereafter defaults in the payment of the redemption price (including accrued interest) on any of the Notes on the relevant redemption date, then the Company shall be required to give notice pursuant to this Section 4.4 no later than the second Business Day following such redemption date, in which case the Tender Period shall be 30 days except to the extent that a longer period is required by applicable law. In the event that the Company is required by applicable law to extend the Tender Period beyond the Designated Event Payment Date set forth in such notice, the Company will, as promptly as possible, issue a press release and send notice to Holders announcing such extension and the new Designated Event Payment Date, which press release and notice shall state the new deadlines for surrendering and withdrawing Notes.

                  Prior to 10:00 A.M. (New York City Time) on the Designated Event Payment Date, the Company shall irrevocably deposit with the Trustee or the Paying Agent in immediately available funds an amount equal to the Designated Event Payment in respect of all Notes or portions thereof validly tendered and not withdrawn, such funds to be held for payment in accordance with the terms of this Section 4.4. On the Designated Event Payment Date, the Company shall, to the extent lawful, (i) accept for payment the Notes or portions thereof validly tendered pursuant to the Designated Event Offer, (ii) deliver or cause to be delivered to the Trustee the Notes so accepted and (iii) deliver to the Trustee an Officers' Certificate identifying the Notes or portions thereof tendered and not withdrawn to the Company and stating that such Notes have been accepted for payment by the Company in accordance with the terms of this Section
4.4. The Paying Agent shall promptly (but in any case not later than five calendar days after the Designated Event Payment Date) mail or deliver to each Holder of Notes so accepted for payment an amount equal to the Designated Event Payment for such Notes, and the Trustee shall promptly authenticate and mail or otherwise deliver to each such Holder a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Notes not so accepted shall be promptly mailed or otherwise delivered by or on behalf of the Company to the Holders thereof. The Company will publicly announce the results of the Designated Event Offer on, or as soon as practicable after, the Designated Event Payment Date.

                  The Designated Event Offer shall be made by the Company in compliance with all applicable provisions of the Exchange Act and any other securities laws and regulations (including, without limitation, Rules 13e-4 and 14e-1 under the Exchange Act) to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Designated Event.

                                    Article 5

                                   CONVERSION

                  Section 5.1. Conversion Privilege. A Holder of any Note may convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into fully paid and nonassessable shares of Common Stock at any time following the Issuance Date and prior to the close of business on the Business Day immediately preceding the final maturity date of the Note at the Conversion Price then in effect, except that, with respect to any Note called for redemption, such conversion right shall terminate at the close of business on the Business Day immediately preceding the redemption date (unless the Company shall default in making the redemption payment when it becomes due, in which case the conversion right shall terminate at the close of business on the date on which such default is cured). The number of shares of Common Stock issuable upon conversion of a Note is determined by dividing the principal amount of the Note converted by the Conversion Price in effect on the Conversion Date.

                  "Conversion Price" means $56.23, as the same may be adjusted from time to time as provided in this Article V.

                  Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of it. A Holder of Notes is not entitled to any rights of a holder of Common Stock until such Holder of Notes has converted such Notes into Common Stock, and only to the extent that such Notes are deemed to have been converted into Common Stock under this Article V.

                  Section 5.2. Conversion Procedure. To convert a Note, a Holder must satisfy the requirements in paragraph 10 of the Notes. The date on which the Holder satisfies all of those requirements is the conversion date (the "Conversion Date"). As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver to the Trustee a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion and a check or other payment for any fractional share in an amount determined pursuant to Section 5.3. Such certificate or certificates will be sent by the Trustee to the Conversion Agent for delivery to the Holder. The Person in whose name the certificate is registered shall become the stockholder of record on the Conversion Date and, as of such date, such Person's rights as a Holder with respect to the converted Note shall cease; provided, however, that, except as otherwise provided in this Section 5.2, no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person entitled to receive the shares of Common Stock upon such conversion as the stockholder of record of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person entitled to receive such shares of Common Stock as the stockholder of record thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, however, that such conversion shall be at the Conversion Price in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed.

                  No payment or adjustment will be made for accrued and unpaid interest on a converted Note or for dividends or distributions on, attributable to, shares of Common Stock issued upon conversion of a Note, except that, if any Holder surrenders a Note for conversion after the close of business on any Regular Record Date for the payment of an installment of interest and prior to the opening of business on the next succeeding Interest Payment Date, then, notwithstanding such conversion, accrued and unpaid interest payable on such Note on such Interest Payment Date shall be paid on such Interest Payment Date to the Person who was the Holder of such Note (or one or more predecessor Notes) at the close of business on such Regular Record Date. In the case of any Note surrendered for conversion after the close of business on a Regular Record Date for the payment of an installment of interest and prior to the opening of business on the next succeeding Interest Payment Date, then, unless such Note has been called for redemption on a redemption date or is to be repurchased on a Designated Event Payment Date after such Regular Record Date and prior to such Interest Payment Date, such Note, when surrendered for conversion, must be accompanied by payment in an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Note so converted. Holders of Common Stock issued upon conversion will not be entitled to receive any dividends payable to holders of Common Stock as of any record time before the close of business on the Conversion Date.

                  If a Holder converts more than one Note at the same time, the number of whole shares of Common Stock issuable upon the conversion shall be based on the total principal amount of Notes converted.

                  Upon surrender of a Note that is converted in part, the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unconverted portion of the Note surrendered.

                  Section 5.3. Fractional Shares. The Company will not issue fractional shares of Common Stock upon conversion of a Note. In lieu thereof, the Company will pay an amount in cash based upon the Daily Market Price of the Common Stock on the Trading Day prior to the Conversion Date.

                  Section 5.4. Taxes on Conversion. The issuance of certificates for shares of Common Stock upon the conversion of any Note shall be made without charge to the converting Holder for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holder or Holders of the converted Note; provided, however, that in the event that certificates for shares of Common Stock are to be issued in a name other than the name of the Holder of the Note converted, such Note, when surrendered for conversion, shall be accompanied by an instrument of assignment or transfer, in form satisfactory to the Company, duly executed by the Holder thereof or such Holder's duly authorized attorney; and provided, further, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder of the converted Note, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not applicable.

                  Section 5.5. Company to Provide Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon conversion of Notes as herein provided, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Notes for shares of Common Stock.

                  All shares of Common Stock which may be issued upon conversion of the Notes shall be duly authorized, validly issued, fully paid and nonassessable when so issued. The Company shall take such action from time to time as shall be necessary so that par value of the Common Stock shall at all times be equal to or less than the Conversion Price then in effect.

                  The Company shall from time to time take all action necessary so that the Common Stock which may be issued upon conversion of Notes, immediately upon its issuance will be listed on the principal securities exchanges, interdealer quotation systems (including the NNM) and markets, if any, on which other shares of Common Stock are then listed or quoted.

                  Section 5.6. Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

                  (a) In case the Company shall (1) pay a dividend in shares of Common Stock to holders of Common Stock, (2) make a distribution in shares of Common Stock to holders of Common Stock, (3) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such Holder would have owned immediately following such action had such Notes been converted immediately prior thereto. Any adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. In the event such dividend or distribution is not paid or made, or such subdivision or combination is not effected, the Conversion Price shall be adjusted immediately to be the Conversion Price which would then be in effect if such dividend, distribution, subdivision or combination had not occurred.

                  (b) In case the Company shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price per share (as determined pursuant to subsection (f) below) of the Common Stock on the record date for determining the holders of the Common Stock entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding as of the close of business on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustments shall become effective immediately after such record date. For the purposes of this subsection (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of such Common Stock. The Company shall not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

                  (c) In case the Company shall distribute to all holders of Common Stock shares of Capital Stock of the Company (other than Common Stock), evidences of indebtedness, cash, rights or warrants entitling the holders thereof to subscribe for or purchase securities (other than rights or warrants described in subsection (b) above) or other assets (including securities of Persons other than the Company but excluding (i) dividends or distributions paid exclusively in cash, (ii) dividends and distributions described in subsection (a) above and (iii) distributions in connection with the consolidation, merger or transfer of assets covered by Section 5.13), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date for the determination of the holders of Common Stock entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in subsection (f) below) of the Common Stock on such record date less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and described in a Board Resolution delivered to the Trustee) of the portion of the evidences of indebtedness, shares of Capital Stock, cash, rights, warrants or other assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on the record date), and of which the denominator shall be such Current Market Price of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of the holders of Common Stock entitled to receive such distribution. In the event such distribution is not paid or made, the Conversion Price shall be adjusted immediately to be the Conversion Price which would then be in effect if such distribution had not occurred. Notwithstanding the foregoing, in case the Company shall distribute rights or warrants to subscribe for additional shares of the Company's Capital Stock (other than rights or warrants referred to in subsection (b) above) ("Rights") to all holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to the foregoing provisions of this Section 5.6(c), make proper provision so that each Holder of a Note who converts such Note (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Note so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of the Rights.

                  (d) In case the Company shall, by dividend or otherwise, at any time make a distribution to all holders of its Common Stock exclusively in cash (including any distributions of cash out of current or retained earnings of the Company but excluding any cash that is distributed as part of a distribution requiring a Conversion Price adjustment pursuant to paragraph (c) of this Section) in an aggregate amount that, together with the sum of (x) the aggregate amount of any other distributions made exclusively in cash to all holders of Common Stock within the 12 months preceding the date fixed for determining the stockholders entitled to such distribution (the "Distribution Record Date") and in respect of which no Conversion Price adjustment pursuant to paragraph (c) or (e) of this Section or this paragraph (d) has been made plus
(y) the aggregate amount of all Excess Payments in respect of any tender offers or other negotiated transactions by the Company or any of its Subsidiaries for Common Stock concluded within the 12 months preceding the Distribution Record Date and in respect of which no Conversion Price adjustment pursuant to paragraphs (c) or (e) of this Section or this paragraph (d) has been made, exceeds 15% of the product of the Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Distribution Record Date multiplied by the number of shares of Common Stock outstanding on the Distribution Record Date (excluding shares held in the treasury of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (d) by a fraction of which the numerator shall be the Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Distribution Record Date less the sum of the aggregate amount of cash and the aggregate Excess Payments so distributed or paid within such 12 month period (including, without limitation, the distribution in respect of which such adjustment is being made) applicable to one share of Common Stock (which shall be determined by dividing the sum of the aggregate amount of cash and the aggregate Excess Payments so distributed or paid within such 12 months (including, without limitation, the distribution in respect of which such adjustment is being made) by the number of shares of Common Stock outstanding on the Distribution Record Date) and the denominator shall be such Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Distribution Record Date, such reduction to become effective immediately prior to the opening of business on the day following the Distribution Record Date. In the event such distribution is not paid or made, the Conversion Price shall be adjusted immediately to be the Conversion Price which would then be in effect if such distribution had not occurred.

                  (e) In case a tender offer or other negotiated transaction made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall be consummated, if an Excess Payment is made in respect of such tender offer or other negotiated transaction and the aggregate amount of such Excess Payment, together with the sum of (x) the aggregate amount of any distributions, by dividend or otherwise, to all holders of the Common Stock made in cash (including any distributions of cash out of current or retained earnings of the Company, but excluding any cash that is distributed as part of a distribution requiring a Conversion Price adjustment pursuant to paragraph (c) of this Section) within the 12 months preceding the date of payment of such current negotiated transaction consideration or expiration of such current tender offer, as the case may be (the "Purchase Date"), and as to which no adjustment in the Conversion Price pursuant to paragraph (c) or paragraph (d) of this Section or this paragraph (e) has been made plus (y) the aggregate amount of all Excess Payments in respect of any other tender offers or other negotiated transactions by the Company or any of its Subsidiaries for Common Stock concluded within the 12 months preceding the Purchase Date and in respect of which no adjustment in the Conversion Price pursuant to paragraph (c) or (d) of this Section or this paragraph (e) has been made, exceeds 15% of the product of the Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Purchase Date multiplied by the number of shares of Common Stock outstanding on the Purchase Date (including any tendered shares but excluding any shares held in the treasury of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (e) by a fraction of which the numerator shall be the Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Purchase Date less the sum of the aggregate amount of cash and the aggregate Excess Payments so distributed or paid within such 12 month period (including, without limitation, the Excess Payment in respect of which such adjustment is being made) applicable to one share of Common Stock (which shall be determined by dividing the sum of the aggregate amount of cash and the aggregate Excess Payments so distributed or paid within such 12 months (including, without limitation, the Excess Payment in respect of which such adjustment is being made) by the number of shares of Common Stock outstanding on the Purchase Date and the denominator shall be such Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Purchase Date, such reduction to become effective immediately prior to the opening of business on the day following the Purchase Date.

                  (f) The "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the Daily Market Prices for the shorter of (i) 30 consecutive Business Days ending on the last full Trading Day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination or (ii) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or such warrants or such other distribution or such tender offer or other negotiated transaction through such last full Trading Day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination.

                  "Excess Payment" means the excess of (A) the aggregate of the cash and fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive evidence of such fair market value and described in a Board Resolution delivered to the Trustee) of other consideration paid by the Company or any of its Subsidiaries with respect to the shares of Common Stock acquired in a tender offer or other negotiated transaction over (B) the Daily Market Price on the Trading Day immediately following the completion of the tender offer or other negotiated transaction multiplied by the number of acquired shares of Common Stock.

                  In any case in which this Section 5.6 shall require that an adjustment be made immediately following a record date for an event, the Company may elect to defer, until such event, issuing to the Holder of any Note converted after such record date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

                  Section 5.7. No Adjustment. No adjustment in the Conversion Price shall be required until cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 5.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article V shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value, a change from par value to no par value, or a change from no par value to par value of the Common Stock.

                  Section 5.8. Other Adjustments. In the event that, as a result of an adjustment made pursuant to Section 5.6 above, the Holder of any Note thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than shares of its Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Notes shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article V.

                  In the event that any shares of Common Stock (or securities convertible into Common Stock) issuable upon exercise of any of the rights, options or warrants referred to in Section 5.6(b) and Section 5.6(c) hereof are not delivered prior to the expiration of such rights, options, or warrants, the Conversion Price shall be readjusted to the Conversion Price which would otherwise have been in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of such rights, options and warrants which were actually exercised.

                  Section 5.9. Adjustments for Tax Purposes. The Company may, at its option, make such reductions in the Conversion Price, in addition to those required by Section 5.6 above, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for federal income tax purposes.

                  Section 5.10. Adjustments by the Company. The Company from time to time may, to the extent permitted by law, reduce the Conversion Price by any amount for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such reduction in accordance with Section 5.11, if the Board of Directors has made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive.

                  Section 5.11. Notice of Adjustment. Whenever the Conversion Price is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar's books a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it.

                  Section 5.12. Notice of Certain Transactions. In the event that:

                  (a) the Company takes any action which would require an adjustment in the Conversion Price;

                  (b) the Company takes any action that would require a supplemental indenture pursuant to Section 5.13; or

                  (c)      there is a dissolution or liquidation of the Company;

the Company shall mail to Holders at the addresses appearing on the Registrar's books and the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 15 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 5.12.

                  Section 5.13. Effect of Reclassifications, Consolidations, Mergers, Continuances or Sales on Conversion Privilege. If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Common Stock, (iii) any continuance in a new jurisdiction which results in a reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value) in, outstanding shares of Common Stock, or (iv) any sale or conveyance of all or substantially all of the property of the Company (determined on a consolidated basis), then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, continuance, sale or conveyance, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that the Holder of each Note then outstanding shall have the right to convert such Note into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, continuance, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, continuance, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article V. The foregoing, however, shall not in any way affect the right a Holder of a Note may otherwise have, pursuant to clause (ii) of the last sentence of subsection (c) of Section 5.6, to receive Rights upon conversion of a Note. If, in the case of any such consolidation, merger, continuance, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a corporation or other business entity other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, continuance, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation or other business entity and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provision of this Section 5.13 shall similarly apply to successive consolidations, mergers, continuances, sales or conveyances.

                  In the event the Company shall execute a supplemental indenture pursuant to this Section 5.13, the Company shall promptly file with the Trustee (x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Notes upon the conversion of their Notes after any such reclassification, change, consolidation, merger, continuance, sale or conveyance and any adjustment to be made with respect thereto and (y) an Opinion of Counsel stating that all conditions precedent relating to such transaction have been complied with, and shall promptly mail notice thereof to all Holders.

                  Section 5.14. Trustee's Disclaimer. The Trustee has no duty to determine when an adjustment under this Article V should be made, how it should be made or what such adjustment should be or whether a supplemental indenture is required by this Article V, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.11. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article V.

                  The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.13, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.13.

                  Section 5.15. Cancellation of Converted Notes. All Notes delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in
Section 311 of the Base Indenture.

                  Section 5.16. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default relating to the failure to pay any principal of or premium, if any, interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

                  Section 5.17. Reports by Trustee to Holders. Within 60 days after the reporting date stated in Section 702 of the Base Indenture, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) if and to the extent required by such
Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

                  Section 5.18. Additional Covenant of the Company. All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim and shall be listed or quoted on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

                                    Article 6

                                  SUBORDINATION

                  Section 6.1. Notes Subordinate to Senior Indebtedness. The Company covenants and agrees, and each Holder of a Note, by such Holder's acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner set forth in Article Fifteen of the Base Indenture the indebtedness represented by the Notes is hereby expressly made subordinate and subject in right of payment to all Senior Indebtedness.

                                    Article 7

                                  MISCELLANEOUS

                  Section 7.1. Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

           if to the Company:

                  SCI Systems, Inc.
                  2101 West Clinton Avenue
                  Huntsville, Alabama 35805

                  Telephone No. (256) 882-4800
                  Facsimile No. (256) 882-4466

                  Attention:  President

           with a copy to:

                  SCI Systems, Inc.
                  2101 West Clinton Avenue
                  Huntsville, Alabama 35805

                  Attention:  Corporate Counsel

           if to the Trustee:

                  Bank One Trust Company, National Association
                  1 Bank One Plaza
                  Suite IL1-0126
                  Chicago, Illinois 60670-0126

                  Telephone No.  (312) 407-5483
                  Facsimile No.  (312) 407-1708

                  Attention: Diane Swanson, Global Corporate Trust Services Division

                  The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication given to a Holder of the Notes shall be mailed to the Holder of the Notes, by first-class mail, postage prepaid, at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed in this Indenture.

                  Failure to mail a notice or communication to a Holder of the Notes or any defect in it shall not affect its sufficiency with respect to other Holders of the Notes. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

                  If the Company mails a notice or communication to the Holders of the Notes, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

                  Section 7.2. Communication by Holders with Other Holders. Holders of the Notes may communicate pursuant to TIA Section 312(b) with other Holders of the Notes with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

                  Section 7.3. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 7.4. Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders of the Notes. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

                  Section 7.5. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                  Section 7.6. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder of the Notes shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

                  Section  7.7.  Successors.   All agreements of the  Company in
this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

                  Section 7.8. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

                  IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

                                            SCI SYSTEMS, INC.


                                            By   _________________________
                                                 Name:
                                                 Title:



Attest:


_________________________
Name:
Title:




[SEAL]


                                            BANK ONE TRUST COMPANY,
                                            NATIONAL ASSOCIATION



                                            By   _________________________
                                                 Name:
                                                 Title:


Attest:


_________________________
Name:
Title:


[SEAL]

                                                                       EXHIBIT A

                          [FORM OF FACE OF GLOBAL NOTE]

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK 10041) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                SCI SYSTEMS, INC.

                    3% Convertible Subordinated Note due 2007

No. R-                                           CUSIP:  783 890 AF3
Issue Date: March 15, 2000                       Aggregate Principal Amount $



                  SCI SYSTEMS, INC., a Delaware corporation, promises to pay to _______ or registered assigns, the principal amount of ________ Dollars ($_________) on March 15, 2007.

Interest Payment Dates:  March 15  and  September 15,  commencing  September 15,
2000.

Record Dates: March 1 and September 1.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, SCI Systems, Inc. has caused this Note to be signed manually or by facsimile by its duly authorized officers and its corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon.


Dated:                                      SCI SYSTEMS, INC.



[SEAL]                                      By   _________________________
                                            Title:


Attest:

_________________________
Title:


TRUSTEE'S CERTIFICATE OF
 AUTHENTICATION


This is one of the Notes referred to in the within-mentioned Indenture.


BANK ONE TRUST COMPANY,
NATIONAL ASSOCIATION
as Trustee


By _____________________________
            Authorized Signatory

Dated:__________________________

                         [FORM OF REVERSE SIDE OF NOTES]

                    3% Convertible Subordinated Note Due 2007

                  1. Interest. SCI Systems, Inc., a Delaware corporation (the "Company"), is the issuer of the 3% Convertible Subordinated Notes due 2007 (the "Notes"), of which this Note is a part. The Company promises to pay interest on the Notes in cash semiannually on each March 15 and September 15, commencing on September 15, 2000, to holders of record at the close of business on the immediately preceding March 1 or September 1, as the case may be.

                  Interest on the Notes will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from March 15, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal of and premium, if any, interest, on the Notes (in each case without regard to any applicable grace period) at the rate set forth on the face hereof, compounded semi-annually.

                  2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are Holders of the Notes at the close of business on the record date for the applicable interest payment date even though Notes are canceled after the record date and on or before the interest payment date. The Holder hereof must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest by check payable in such money. It may mail an interest check to a Holder's registered address.

                  3. Paying Agent and Registrar. The Trustee will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, or Conversion Agent without prior notice.

                  4. Indenture. The Company issued the Notes under an Indenture dated as of March 15, 2000 (the "Base Indenture"), between the Company and the Trustee and the Supplemental Indenture No. 1 thereto dated as of March 15, 2000 (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture and the TIA for a statement of those terms.

                  The Notes are subordinated and unsecured obligations of the Company limited to $575,000,000 aggregate principal amount.

                  The defeasance provisions described in Article Fourteen of the Base Indenture will not apply to the Notes.

                  5. Optional Redemption. The Notes are not redeemable at the Company's option prior to March 20, 2003. On such date and thereafter, the Notes will be subject to redemption at the option of the Company, in whole or from time to time in part (in any integral multiple of $1,000), at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning March 15 of the years indicated (or March 20 in the case of 2003):



                           Year                              Redemption Price


                           2003                                   101.71%
                           2004                                   101.29%
                           2005                                   100.86%
                           2006                                   100.43%


in each case together with accrued interest to (but excluding) the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the corresponding interest payment date). On or after the redemption date, interest will cease to accrue on the Notes, or portions thereof, called for redemption unless the Company shall default in the payment of the redemption price and accrued interest payable on the redemption date on the Notes to be redeemed.

                  6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed at such Holder's address of record. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. In the event of a redemption of less than all of the Notes, the Notes will be chosen for redemption by the Trustee in accordance with the Indenture. Unless the Company defaults in making such redemption payment (including accrued interest), or a Paying Agent is prohibited from making such payment pursuant to the Indenture, by law or otherwise, interest cease to accrue on the Notes or portions of them called for redemption on and after the redemption date.

                  If this Note is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest will be paid to the Person in whose name this Note is registered at the close of business on such record date.

                  7. Mandatory Redemption. The provisions of Article Twelve of the Base Indenture regarding mandatory redemption pursuant to a sinking fund will not apply to the Notes.

                  8. Repurchase at Option of Holder. If there is a Designated Event, the Company shall be required to offer to purchase on the Designated Event Payment Date all outstanding Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the Designated Event Payment Date; provided that, on the terms and subject to the conditions set forth in the Indenture, the Company shall not be required to offer to purchase the Notes as aforesaid if the Company has given notice of redemption of all of the outstanding Notes to Holders in accordance with the Indenture. If there is a Designated Event, the Company shall mail a Designated Event Offer to Holder of Notes prior to any related Designated Event Payment Date. Holders of Notes that are subject to an offer to purchase may elect to have such Notes or portions thereof in authorized denominations purchased by completing the form entitled "Option of Holder To Elect Purchase" appearing below. Holders have the right to withdraw their election by delivering a written notice of withdrawal to the Company or the Paying Agent in accordance with the terms of the Indenture.

                  9. Subordination. The payment of the principal of, premium, if any, on, interest on and any other amounts due on the Notes is subordinated in right of payment to all existing and future Senior Indebtedness of the Company, as described in the Indenture. Each Holder, by accepting a Note, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

                  10. Conversion. The Holder of any Note has the right, exercisable at any time prior to the close of business on the Business Day immediately preceding the final maturity date of the Note, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into shares of Common Stock at the initial Conversion Price of $56.23 per share, subject to adjustment under certain circumstances as provided in the Indenture, except that if a Note is called for redemption, the conversion right will terminate at the close of business on the Business Day immediately preceding the date fixed for redemption (unless the Company shall default in making the redemption payment, including interest when it becomes due, in which case the conversion right shall terminate at the close of business on the date on which such default is cured).

                  Beneficial  owners of interests in the Global  Securities  may exercise their right of conversion by delivering to the Depository the appropriate instructions for conversion pursuant to the Depository's procedures. Upon conversion, no adjustment or payment will be made for accrued and unpaid interest on the Notes so converted or for dividends or distributions on, attributable to, any Common Stock issued on conversion of the Notes, except that, if any Holder surrenders a Note for conversion after the close of business on a record date for the payment of interest and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date will be paid on such interest payment date to the Person who was the Holder of such Note on such record date. Any Notes surrendered for conversion during the period after the close of business on any record date for the payment of interest and before the opening of business on the next succeeding interest payment date (except Notes called for redemption on a redemption date or to be repurchased on a Designated Event Payment Date during such period) must be accompanied by payment in an amount equal to the interest payable on such interest payment date on the principal amount of Notes so converted. The number of shares of Common Stock issuable upon conversion of a Note is determined by dividing the principal amount of the Note converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest.

                  A Note in respect of which a Holder has delivered an "Option of Holder to Elect Purchase" form appearing below exercising the option of such Holder to require the Company to purchase such Note may be converted only if the notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture. The above description of conversion of the Notes is qualified by reference to, and is subject in its entirety to, the more complete description thereof contained in the Indenture.

                  11. Denominations, Transfer, Exchange and Replacement. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered, and Notes may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption (except the unredeemed portion of any Note being redeemed in part). Also, it need not exchange or register the transfer of any Note for a period beginning at the opening of business 15 days before the day of selection of Notes to be redeemed and ending at the close of business on the day of mailing the notice of such redemption. Replacement Notes for lost, stolen or mutilated Notes may be issued in accordance with the terms of the Indenture.

                  12. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

                  13. Unclaimed Money. If money for the payment of principal of or premium, if any, interest on Notes remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, Holders of Notes entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  14. Defaults and Remedies. The Notes shall have the Events of Default as set forth in Section 501 of the Base Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, by notice to the Company and the Trustee, may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all unpaid principal, premium, if any, and accrued and unpaid interest on the Notes shall become due and payable immediately without further action or notice.

                  The Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, and interest that has become due solely because of the acceleration. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish compliance certificates to the Trustee annually. The above description of Events of Default and remedies is qualified by reference to, and subject in its entirety to, the more complete description thereof contained in the Indenture.

                  15. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes). Without the consent of any Holder, the Indenture or the Notes may be amended, among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption by a successor of the Company's obligations to Holders, to make any change that does not adversely affect the rights of any Holder, to qualify the Indenture under the TIA, or to comply with the requirements of the Commission in order to maintain the qualification of the Indenture under the TIA.

                  16. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of the Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have, as if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Paying agent, Transfer Agent or Conversion Agent may do the same with like rights.

                  17. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

                  18. Governing Law; Indenture to Control. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE SECURITIES WITHOUT REGARD, TO THE EXTENT PERMITTED BY LAW, TO CONFLICT OF LAW PROVISIONS THEREOF. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF THIS SECURITY ON THE ONE HAND AND THE INDENTURE, ON THE OTHER HAND, THE PROVISIONS OF THE INDENTURE SHALL CONTROL.

                  19. Authentication. The Notes shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

                  20. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (for tenants in common), TEN ENT (for tenants by the entireties), JT TEN (for joint tenants with right of survivorship and not as tenants in common), CUST (for Custodian), and U/G/M/A (for Uniform Gifts to Minors Act).

                  21. Definitions. Capitalized terms not defined in this Note have the meanings given to them in the Indenture.

                  The Company will furnish to any Holder of the Notes upon written request and without charge a copy of the Indenture. Request may be made to:

                                    SCI Systems, Inc.
                                    2101 West Clinton Avenue
                                    Huntsville, Alabama 35805
                                    Attention:  Corporate Counsel





                  ASSIGNMENT FORM                                               CONVERSION NOTICE
To assign this Note, fill form below:                        To convert this Note into the Common Stock of the
                                                             Company, check the box:

I or we assign and transfer this Note to:                    ----
                                                             :  :
----------------------------------                           ----
:                                :
----------------------------------                           To convert only part of this Note, state the principal
                                                             amount to be converted  (which must be $1,000 or an
(Insert assignee's Soc. Sec. or tax ID no.)                  integral multiple of $1,000):
---------------------------------                                        --------------------------------
                                                                         :$                             :
---------------------------------                                        --------------------------------
---------------------------------
                                                             If you want the stock certificate made out in another
_________________________________                            person's name, fill in the form below:
(Print or type assignee's
Name, address and zip code and soc. sec. Or tax ID no.)               --------------------------------
                                                                      :                              :
irrevocably appoint                                                   --------------------------------
_____________________ agent
to transfer this Note on the books
of the Company.
The agent may substitute another to act for him.
______________________________________
______________________________________
______________________________________
______________________________________
(Print or type other person's name, address and zip code)
--------------------------------------------------------------------------------------------------------------------
Date: ___________________
Your signature:

_________________________

------------------------------------------------------------ ---------------------------------------------------------
                        (Sign exactly as your name appears on the other side of this Note)

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you elect to have this Note or a portion thereof repurchased by the Company pursuant to Section 4.4 of the Supplemental Indenture, check the box:

         If the purchase is in part, indicate the portion ($1,000 or any integral multiple thereof) to be purchased: ____________

                           Your Signature:______________________________________
                                          (Sign exactly as your name  appears on
                                           the other side of this Note)


Date:  ____________

Medallion Signature Guarantee: _______________________